Exhibit 99.1

NEWS RELEASE

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

February 17, 2011

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END OPERATING RESULTS FOR 2010

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, DC region, reported financial and operating results today for the quarter and year ending December 31, 2010:

•

Core Funds from Operations(1) per diluted share, defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt and impairment, was $1.96 for the year and $0.48 for the quarter ended December 31, 2010, respectively, as compared to $2.06 and $0.52 for the prior year period. FFO for the year ending December 31, 2010 was $111.6 million, or $1.79 per diluted share, compared to $121.8 million, or $2.14 per diluted share, in 2009. FFO for the quarter ended December 31, 2010 was $21.1 million, or $0.33 per diluted share, compared to $29.7 million, or $0.50 per diluted share, in the same period one year ago.

•

Net income attributable to the controlling interests for the year ending December 31, 2010 was $37.4 million, or $0.60 per diluted share, compared to $40.7 million, or $0.71 per diluted share, in 2009. Included in 2010 net income per share is a $0.15 loss on extinguishment of debt. Included in 2009 net income per share is a $0.09 gain related to the extinguishment of debt.

•

Net income attributable to the controlling interests for the quarter ended December 31, 2010 was $10.6 million, or $0.16 per diluted share, compared to $7.3 million, or $0.12 per diluted share, in the same period one year ago. Included in fourth quarter 2010 net income per share is a $0.14 loss on extinguishment of debt. Included in fourth quarter 2009 net income per share is a $0.03 loss on extinguishment of debt.

“During 2010 we continued to execute on our strategy of repositioning our holdings toward properties inside the Beltway, near major transportation nodes and in areas with strong employment drivers and superior growth demographics. Our portfolio repositioning has been, and will continue to be, funded with proceeds from the disposition of properties that no longer meet our investment criteria, equity, and debt or cash on hand. We have a strong interest in refining our diversified property holdings to focus on high quality office, medical office, retail and multifamily. We are also exploring the sale of industrial and flex properties to facilitate this long term strategy,” said George “Skip” McKenzie, President and Chief Executive Officer of WRIT.

Acquisitions and Dispositions

In the fourth quarter, the Company sold an office building and three industrial properties that no longer fit into the Company’s long term growth plan. The Ridges, a 104,000 square foot office building in Gaithersburg, Maryland was sold for $27.5 million. The sale generated a net book gain of $4.4 million and produced an unleveraged internal rate of return of 11% over the four year holding period. In a separate transaction, WRIT completed the sale of three industrial properties, Ammendale I and II and Amvax, totaling 305,000 square feet in Beltsville, Maryland for $23.0 million and a net book gain of $9.2 million. The unleveraged internal rate of return was 15%.

Washington Real Estate Investment Trust

In tandem with its strategy to dispose of lower growth assets, WRIT continued its focused acquisitions on superior-located, newer assets. During the fourth quarter, WRIT acquired Gateway Overlook, a 223,000 square foot Class A shopping center in Columbia, Maryland for $88.35 million. The property was completed in 2007 and is located immediately off of I-95 at the intersection of Little Patuxent Parkway/Route 175 and Waterloo Road/Route 108 in Howard County. It is 90% leased to 21 tenants, including national retailers Trader Joe’s, Best Buy and Office Depot, as well as Wachovia Bank and Capital One Bank. The shopping center is shadow anchored by a Lowe’s and a Costco, neither of which are included in the transaction. WRIT funded the acquisition using available cash and its line of credit. The expected first year unleveraged yield is 6.9% on a cash basis.

Subsequent to quarter end, WRIT furthered its stated plan by acquiring a Washington, DC office property. WRIT acquired 1140 Connecticut Avenue, NW, a twelve story, 184,135 square foot office building with a three level parking garage in Washington, DC, for $80.25 million. The property is 99% leased to 25 office tenants and four retail tenants and is located near the intersection of Connecticut Avenue and M Street in the heart of Washington’s “Golden Triangle” Central Business District. WRIT funded this acquisition using available cash and its line of credit. The projected first year unleveraged yield is 6.0% on a cash basis.

In addition, WRIT entered into a contract to purchase 1227 25th Street, NW, an eight story, 130,000 square foot office building with a two level parking garage in Washington, DC, for $47.0 million. The Company anticipates closing on 1227 25th Street by April 6, 2011. The property is 72% leased to the GSA and law firms. It is located near the corner of 25th and M Streets in Washington’s West End submarket, immediately adjacent to the Company’s 2445 M Street office building. WRIT plans to fund this acquisition using available cash and its line of credit and projects a stabilized yield of 8.7% on a cash basis.

Operating Results

The Company’s overall portfolio physical occupancy for the fourth quarter was 88.3%, compared to 89.9% in the same period one year ago and 88.4% in the third quarter of 2010. Overall portfolio Net Operating Income (“NOI”)(2) was $51.2 million compared to $50.5 million in the same period one year ago and $50.1 million in the third quarter of 2010.

Same-store(3) portfolio physical occupancy for the fourth quarter was 88.6%, compared to 91.0% in the same period one year ago. Sequentially, same-store physical occupancy decreased 30 basis points (bps) compared to the third quarter of 2010. Same-store portfolio NOI for the fourth quarter decreased 2.7% and rental rate growth was 1.2% compared to the same period one year ago.

•

Multifamily: 14.8% of Total NOI - Multifamily properties’ same-store NOI for the fourth quarter increased 9.7% compared to the same period one year ago. Rental rate growth was 2.4% while same-store physical occupancy for the fourth quarter of 2010 compared to 2009 increased 130 bps to 95.7%. Sequentially, same-store physical occupancy decreased 80 bps compared to the third quarter of 2010.

•

Office: 43.1% of Total NOI - Office properties’ same-store NOI for the fourth quarter decreased 6.7% compared to the same period one year ago. A large contributor to the decline in NOI was a fourth quarter 2009 true-up adjustment to straight-line rent caused by the execution of a large lease. Rental rates decreased 0.5% while same-store physical occupancy decreased 280 bps to 88.6%. Sequentially, same-store physical occupancy increased by 10 bps compared to the third quarter of 2010.

•

Medical: 15.3% of Total NOI - Medical office properties’ same-store NOI for the fourth quarter increased 5.1% compared to the same period one year ago. Rental rate growth was 3.4% while same-store physical occupancy decreased 40 bps to 93.8%. Sequentially, same-store physical occupancy increased 50 bps compared to the third quarter of 2010.

•

Retail: 15.6% of Total NOI - Retail properties’ same-store NOI for the fourth quarter decreased 7.3% compared to the same period one year ago. A significant portion of the decline is due to a lease termination fee received in the fourth quarter of 2009. Rental rate growth was 1.4% while same-store physical occupancy decreased 110 bps to 92.5%. Sequentially, same-store physical occupancy increased 30 bps compared to the third quarter of 2010.

•

Industrial: 11.2% of Total NOI - Industrial properties’ same-store NOI for the fourth quarter decreased 5.5% compared to the same period one year ago. Rental rate growth was 3.2% while same-store physical occupancy decreased 620 bps to 78.6%. Sequentially, same-store physical occupancy decreased 110 bps compared to the third quarter of 2010.

Washington Real Estate Investment Trust

Leasing Activity

During the fourth quarter, WRIT signed commercial leases for 382,121 square feet with an average rental rate increase of 11.5% over expiring lease rates, an average lease term of 5.8 years, tenant improvement costs of $7.86 per square foot and leasing costs of $6.01 per square foot.

•	Rental rates for new and renewed office leases increased 9.3% to $31.39 per square foot, with $19.63 per square foot in tenant improvement costs and $11.79 per square foot in leasing costs.

•	Rental rates for new and renewed medical office leases increased 5.3% to $37.41 per square foot, with $12.18 per square foot in tenant improvement costs and $3.04 per square foot in leasing costs.

•

Rental rates for new and renewed retail leases increased 40.6% to $21.79 per square foot, with $2.97 per square foot in tenant improvement costs and $4.37 per square foot in leasing costs. This increase was driven by a new lease with an anchor grocery store tenant at Montgomery Village Center.

•	Rental rates for new and renewed industrial/flex leases decreased 9.4% to $9.80 per square foot, with $1.09 per square foot in tenant improvement costs and $2.44 per square foot in leasing costs.

Capital Markets Update

In the fourth quarter, WRIT issued 1,679,508 shares at a weighted average price of $30.68 per share through its Sales Agency Financing Agreement with BNY Capital Markets, generating approximately $51.5 million in proceeds. These proceeds were used for general corporate purposes, including partially funding the acquisition of Gateway Overlook Shopping Center. In 2010 WRIT issued 5,644,777 shares for total proceeds of approximately $171.1 million.

As previously announced, in the fourth quarter, WRIT completed tender offers for its 5.95% senior notes due June 15, 2011 and its 3 7/8% convertible senior notes due September 15, 2026. Of the $150 million 5.95% senior notes, $56.1 million were tendered. With respect to the $125.5 million of 3 7/8% convertible senior notes outstanding, $122.8 million were tendered. The repurchases were funded with a portion of the proceeds from its previously announced $250 million 4.95% senior unsecured notes offering completed in September 2010. As of December 31, 2010, WRIT had a total market capitalization of $3.3 billion.(4)

Dividends

On December 31, 2010, WRIT paid a quarterly dividend of $0.43375 per share for its 196th consecutive quarterly dividend at equal or increasing rates.

Earnings Guidance

For 2011, WRIT projects Core FFO per fully diluted share to be $1.96 - $2.08. The following assumptions are incorporated into this guidance:

•	Same-store occupancy, which ended 2010 at 88.6%, is projected to improve 150 to 200 basis points throughout 2011.

•	Same-store NOI is expected to improve by a range of $0.06 - $0.08 per share.

•	Dilution from the full year impact of issuing additional equity in 2010 is expected to lower FFO per fully diluted share by an additional $0.10 in 2011.

•	Interest expense for 2011 is estimated to range between $0.03 - $0.05 per fully diluted share lower than reported 2010 results due to the reduction in overall debt.

•

General and administrative expense is estimated to range between $0.02 - $0.03 per fully diluted share higher than 2010 results due to higher overhead costs related to the execution of our strategic plan.

•	Net acquisition/disposition volume of $0 - $50 million.

•	Full year impact of 2010 net acquisition/disposition volume and previously announced acquisitions is expected to range from $0.10 - $0.12 per fully diluted share.

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Friday, February 18, 2011 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054

The instant replay of the Conference Call will be available until March 4, 2011 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	364034

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 86 properties totaling approximately 11 million square feet of commercial space and 2,540 residential units, and land held for development. These 86 properties consist of 26 office properties, 16 industrial/flex properties, 18 medical office properties, 15 retail centers and 11 multi-family properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in our earnings release and on our conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, the timing and pricing of lease transactions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2009 Form 10-K and our third quarter 2010 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT’s operating portfolio and affect the comparative measurement of WRIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties and (3) property impairments, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

(2)

Net Operating income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3)

For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4)

Total market capitalization is calculated by multiplying the total outstanding common shares at period end by the closing share price on the last trading day of the period, and then adding the book value of the total outstanding debt at period end.

(5)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties

Segment	Physical Occupancy
	Same-Store Properties		All Properties
	4th QTR 2010	4th QTR 2009	4th QTR 2010	4th QTR 2009
Multifamily	95.7%	94.4%	95.7%	94.4%
Office	88.6%	91.4%	89.4%	90.8%
Medical Office	93.8%	94.2%	88.5%	87.9%
Retail	92.5%	93.6%	92.1%	93.6%
Industrial	78.6%	84.8%	78.6%	84.4%

Overall Portfolio	88.6%	91.0%	88.3%	89.9%

(i)	Same-store properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q4 2010 and Q4 2009, same-store properties exclude:

Multifamily Acquisitions: none;

Office Acquisition: Quantico Corporate Center;

Medical Office Acquisition: Lansdowne Medical Office Building;

Retail Acquisition: Gateway Overlook Shopping Center;

Industrial Acquisitions: none.

Also excluded from same-store properties in Q4 2010 and Q4 2009 are:

Sold Properties: Crossroads Distribution Center, Charleston Business Center, Parklawn

Plaza, Lexington, Saratoga, The Ridges, Ammendale I & II and Amvax;

Held for Sale Properties: none.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2010	2009	2010	2009
Revenue
Real estate rental revenue	$75,143	$75,774	$297,977	$298,161

Expenses
Real estate expenses	23,957	25,319	98,922	101,304
Depreciation and amortization	23,889	23,358	93,992	91,668
General and administrative	3,951	3,187	14,406	13,118

	51,797	51,864	207,320	206,090

Real estate operating income	23,346	23,910	90,657	92,071
Other income (expense):
Interest expense	(17,801)	(17,548)	(68,389)	(74,074)
Gain (loss) on extinguishment of debt	(8,896)	(1,595)	(9,176)	5,336
Gain from non-disposal activities	3	11	7	73
Other income (expense)	(391)	297	32	417

	(27,085)	(18,835)	(77,526)	(68,248)

Income from continuing operations	(3,739)	5,075	13,131	23,823

Discontinued operations:
Income from operations of properties held for sale	697	701	2,829	3,777
Gain on sale of real estate	13,657	1,527	21,599	13,348

Net income	10,615	7,303	37,559	40,948
Less: Net income attributable to noncontrolling interests in subsidiaries	(24)	(49)	(133)	(203)

Net income attributable to the controlling interests	$10,591	$7,254	$37,426	$40,745

Income from continuing operations attributable to the controlling interests	(3,763)	5,026	12,998	23,620
Gain from non-disposal activities	(3)	(11)	(7)	(73)
Continuing operations real estate depreciation and amortization	23,889	23,358	93,992	91,668

Funds from continuing operations	$20,123	$28,373	$106,983	$115,215

Income from discontinued operations before gain on sale	697	701	2,829	3,777
Discontinued operations real estate depreciation and amortization	302	590	1,754	2,779

Funds from discontinued operations	999	1,291	4,583	6,556

Funds from operations(1)	$21,122	$29,664	$111,566	$121,771

Non-cash (gain) loss on extinguishment of debt	2,922	595	3,202	(6,336)
Tenant improvements	(6,373)	(4,425)	(13,579)	(12,490)
External and internal leasing commissions capitalized	(2,089)	(1,058)	(9,511)	(5,845)
Recurring capital improvements	(1,698)	(1,442)	(5,938)	(6,356)
Straight-line rents, net	(951)	(1,527)	(3,470)	(3,379)
Non-cash fair value interest expense	345	773	2,664	3,595
Non real estate depreciation & amortization of debt costs	889	1,037	3,969	4,555
Amortization of lease intangibles, net	(437)	(777)	(1,817)	(2,587)
Amortization and expensing of restricted share and unit compensation	1,553	820	5,852	3,460

Funds available for distribution(5)	$15,283	$23,660	$92,938	$96,388

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data attributable to the controlling interests:		2010	2009	2010	2009
Income from continuing operations	(Basic)	$(0.06)	$0.08	$0.21	$0.41
	(Diluted)	$(0.06)	$0.08	$0.21	$0.41
Net income	(Basic)	$0.16	$0.12	$0.60	$0.71
	(Diluted)	$0.16	$0.12	$0.60	$0.71
Funds from continuing operations	(Basic)	$0.31	$0.47	$1.72	$2.02
	(Diluted)	$0.31	$0.47	$1.72	$2.02
Funds from operations	(Basic)	$0.33	$0.50	$1.79	$2.14
	(Diluted)	$0.33	$0.50	$1.79	$2.14

Dividends paid		$0.4338	$0.4325	$1.7313	$1.7300

Weighted average shares outstanding		64,536	59,735	62,140	56,894
Fully diluted weighted average shares outstanding		64,536	59,833	62,264	56,968

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2010	December 31, 2009
Assets
Land	$440,509	$402,277
Income producing property	1,976,378	1,848,129

	2,416,887	2,250,406
Accumulated depreciation and amortization	(538,786)	(457,858)

Net income producing property	1,878,101	1,792,548
Development in progress	26,240	25,031

Total real estate held for investment, net	1,904,341	1,817,579
Investment in real estate sold or held for sale	—	48,636
Cash and cash equivalents	78,767	11,203
Restricted cash	21,552	17,668
Rents and other receivables, net of allowance for doubtful accounts of $8,394 and $6,412 respectively	55,176	49,617
Prepaid expenses and other assets	108,045	95,986
Other assets related to property sold or held for sale	—	4,536

Total assets	$2,167,881	$2,045,225

Liabilities
Notes payable	$753,587	$688,912
Mortgage notes payable	380,171	383,563
Lines of credit	100,000	128,000
Accounts payable and other liabilities	51,130	52,324
Advance rents	12,597	10,743
Tenant security deposits	9,538	9,512
Other liabilities related to property sold or held for sale	—	23,108

Total liabilities	$1,307,023	$1,296,162

Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000
Shares authorized; 65,870 and 59,811 shares issued and outstanding, respectively	659	599
Additional paid-in capital	1,127,825	944,825
Distributions in excess of net income	(269,935)	(198,412)
Accumulated other comprehensive income	(1,469)	(1,757)

Total shareholders’ equity	857,080	745,255

Noncontrolling interests in subsidiaries	3,778	3,808

Total equity	860,858	749,063

Total liabilities and equity	$2,167,881	$2,045,225

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Three months ended December 31, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$7,588	$20,467	$7,877	$7,507	$5,746	$49,185

Add: Net operating income from non-same-store properties(3)	—	1,572	(69)	498	—	2,001

Total net operating income(2)	$7,588	$22,039	$7,808	$8,005	$5,746	$51,186
Add/(deduct):
Other income (expense)						(391)
Gain from non-disposal activities						3
Interest expense						(17,801)
Gain (loss) on extinguishment of debt						(8,896)
Depreciation and amortization						(23,889)
General and administrative expenses						(3,951)
Income from operations of properties held for sale						697
Gain on sale of real estate						13,657

Net income						10,615
Less: Net income attributable to noncontrolling interests in subsidiaries						(24)

Net income attributable to the controlling interests						$10,591

Three months ended December 31, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$6,919	$21,948	$7,492	$8,101	$6,082	$50,542

Add: Net operating income from non-same-store properties(3)	—	—	(87)	—	—	(87)

Total net operating income(2)	$6,919	$21,948	$7,405	$8,101	$6,082	$50,455
Add/(deduct):
Other income (expense)						297
Gain from non-disposal activities						11
Interest expense						(17,548)
Gain (loss) on extinguishment of debt						(1,595)
Depreciation and amortization						(23,358)
General and administrative expenses						(3,187)
Income from operations of properties held for sale						701
Gain on sale of real estate						1,527

Net income						7,303
Less: Net income attributable to noncontrolling interests in subsidiaries						(49)

Net income attributable to the controlling interests						$7,254

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Twelve months ended December 31, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$24,699	$79,721	$30,744	$30,196	$22,856	$188,216

Add: Net operating income from non-same-store properties(3)	4,657	6,116	(431)	497	—	10,839

Total net operating income(2)	$29,356	$85,837	$30,313	$30,693	$22,856	$199,055
Add/(deduct):
Other income (expense)						32
Gain from non-disposal activities						7
Interest expense						(68,389)
Gain (loss) on extinguishment of debt						(9,176)
Depreciation and amortization						(93,992)
General and administrative expenses						(14,406)
Income from operations of properties held for sale						2,829
Gain on sale of real estate						21,599

Net income						37,559
Less: Net income attributable to noncontrolling interests in subsidiaries						(133)

Net income attributable to the controlling interests						$37,426

Twelve months ended December 31, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$23,620	$81,728	$29,860	$31,141	$24,904	$191,253

Add: Net operating income from non-same-store properties(3)	3,356	2,415	(167)	—	—	5,604

Total net operating income(2)	$26,976	$84,143	$29,693	$31,141	$24,904	$196,857
Add/(deduct):
Other income (expense)						417
Gain from non-disposal activities						73
Interest expense						(74,074)
Gain (loss) on extinguishment of debt						5,336
Depreciation and amortization						(91,668)
General and administrative expenses						(13,118)
Income from operations of properties held for sale						3,777
Gain on sale of real estate						13,348

Net income						40,948
Less: Net income attributable to noncontrolling interests in subsidiaries						(203)

Net income attributable to the controlling interests						$40,745

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net income attributable to the controlling interests	$10,591	$7,254	$37,426	$40,745
Add/(deduct):
Real estate depreciation and amortization	23,889	23,358	93,992	91,668
Gain from non-disposal activities	(3)	(11)	(7)	(73)
Discontinued operations:
Gain on sale of real estate	(13,657)	(1,527)	(21,599)	(13,348)
Real estate depreciation and amortization	302	590	1,754	2,779

Funds from Operations(1)	21,122	29,664	111,566	121,771
Add/(deduct):
Loss (gain) on extinguishment of debt	8,896	1,595	9,176	(5,336)
Acquisition costs	709	(13)	1,161	788

Core funds from operations(1)	$30,727	$31,246	$121,903	$117,223